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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of and incorporated by reference in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
October 14, 1997